Exhibit 10.123

February 10, 2016

Robert Qutub

************

******** *******

RE:    Transition and Release Agreement

Dear Bob:

In connection with your decision to retire from MSCI, we wish you and your family well in all your future endeavors. We appreciate your willingness to stay with MSCI until the earlier of May 6, 2016 or the effective date of the appointment of a new CFO as your successor (the “Termination Date”).

This letter sets forth the terms and conditions of our agreement concerning the change of your employment status with MSCI Inc. (the “Agreement”). For purposes of this Agreement and the attached Exhibit “A” (the “Exhibit ‘A’ Release”), “MSCI” shall include MSCI Inc. and any and all parents, subsidiaries, predecessors, successors and affiliate corporations, and its and their respective current and former directors, officers, employees, agents, managers, shareholders, successors, assigns, and other representatives.

You have twenty-one (21) days to consider executing this Agreement (the “Twenty-One (21) Day Period”) and seven (7) days from the date of your execution of this Agreement within which to revoke it (the “Agreement Revocation Period”). This Agreement will not become effective or enforceable until the Agreement Revocation Period has expired. Additionally, in order to receive certain of the payments and benefits provided herein, you must execute the Exhibit “A” Release. The Exhibit “A” Release may not be executed earlier than the Termination Date and you will have twenty-one (21) days following the Termination Date to execute and return it. The Exhibit “A” Release will become effective and enforceable seven (7) days after you execute it and do not revoke it.

Information will be sent to your home address about continuing your benefit coverage two to three weeks following the Termination Date. You will have sixty (60) days to elect COBRA coverage. Inquiries about your benefits should be directed to *********** at *********** or ***********.

Payments and Benefits

MSCI will continue to pay you all wages and accrued vacation pay due and owing to you through the Termination Date in accordance with applicable law.

Additionally, in exchange for your validly executing and not revoking this Agreement and the Exhibit “A” Release, MSCI will:

(1)	Provide you with a special separation payment of One Million Six Hundred Twenty Six Thousand Seven Hundred Seventy Three Dollars ($1,626,773) in a lump sum cash payment within sixty (60) days following the Termination Date (the “Payment Date”).

(2)	Provide you on the Payment Date with a special group health replacement payment of Fourteen Thousand Seven Hundred Seventy One Dollars ($14,771) to assist you to continue to pay for benefits that will otherwise end on the Termination Date (or the end of the month of termination for medical, dental and/or vision coverage). This amount shall be in lieu of claims to continued medical, dental and/or vision coverage, except to the extent you are entitled to and properly elect COBRA continuation coverage. Nothing in this Agreement shall limit the right of MSCI to amend, modify and/or terminate any benefit plan at any time in its sole discretion.

(3)	Provide you with “Involuntary Termination” treatment for purposes of your equity awards. Please refer to your Equity Award Agreements for complete details of the terms of your equity awards.

You acknowledge that any vesting or payments are subject to any applicable tax withholding requirements. Except as described above, all terms of your equity-based awards, and any other long-term incentive compensation that MSCI has awarded to you, will remain unchanged, and will not be deemed to be modified by this Agreement in any way. You agree to fully abide by any MSCI policies with respect to the sale of MSCI stock and any window period or other restrictions that may apply or become applicable to you.

This Agreement is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and will be interpreted and construed consistent with that intent. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement will be treated as a separate payment. The Termination Date is intended to be your “separation from service” within the meaning of Section 409A. In the event that any provision of this Agreement would fail to satisfy the requirements of Section 409A, MSCI shall be permitted to reform this Agreement to maintain to the maximum extent practicable the original intent thereof without violating the requirements of Section 409A. MSCI makes no representations that the payments provided under this Agreement comply with Section 409A and in no event will MSCI be liable for any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

You acknowledge and accept that remaining on payroll through the Termination Date and receipt of any and all benefits and compensation provided in this Agreement is contingent upon (a) your remaining an employee in good standing and adhering to the terms of this Agreement, the MSCI Code of Conduct and all applicable MSCI policies through the Termination Date, (b) your continuing to serve as the Chief Financial Officer, Principal Financial Officer and Treasurer of the Company and performing all duties and responsibilities related thereto, including without limitation, upon the request of the Company, executing and causing to be filed with the Securities and Exchange Commission (the “SEC”) any annual report on Form 10-K and quarterly reports on Form 10-Q required to by filed by the Company through the Termination Date and (c) your execution (no earlier than the Termination Date) and non-revocation thereafter and receipt by MSCI of the Exhibit “A” Release. Subject to the foregoing conditions and the Competitive Activity restrictions set forth below, nothing herein restricts you prior to the Termination Date from seeking or accepting future employment that commences after the Termination Date.

You understand and agree that the foregoing consideration provided to you under the terms of this Agreement is in addition to anything of value to which you are otherwise entitled. You represent, warrant and acknowledge that MSCI owes you no wages, commissions, bonuses, sick or other medical or disability-related pay, personal or other leave-of-absence pay, severance pay, notice pay, vacation pay, or other compensation or payments or forms of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

You also understand and agree that all outstanding claims for expenses properly incurred in the performance of your duties must be submitted as soon as possible but in no event later than two (2) weeks after the Termination Date.

Release of Claims

In exchange for providing you with the enhanced benefits described under the “Payments and Benefits” provision in this Agreement, you agree to waive all claims against MSCI, and to release and forever discharge MSCI, to the fullest extent permitted by law, from any and all liability for any claims, rights or damages of any kind, whether known or unknown to you, that you may have against MSCI as of the date of your execution of this Agreement, arising under any applicable federal, state or local law or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Uniform Services Employment and Re-employment Rights Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family And Medical Leave Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Occupational Safety and Health Act of 1970, the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1514, Sections 748 (h)(i), 922 (h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. §26(h), 15 U.S.C. §78u-6(h)(i) and 12 U.S.C. §5567(a) but excluding from this release any right you may have to receive a monetary award from the SEC as an SEC Whistleblower (pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C.. Sec. 26(a)-(g)), or directly from any other federal or state agency pursuant to a similar program; the New York State and City Human Rights Laws, New York Labor Act, New York Equal Pay Law, New York Civil Rights Law, and New York Worker Adjustment and Retraining Notification Act; California Fair Employment and Housing Act, California Labor Code, California Business and Professions Code, California Family Rights Act, and California Industrial Welfare Commission Wage Orders; Connecticut Fair Employment Practices Act, Connecticut Equal Pay Law, Connecticut Age Discrimination and Employee Insurance Benefits Law, and Connecticut Family and Medical Leave Law; Illinois Human Rights Act, Illinois Wage Payment and Collection Act, Illinois Equal Pay Act, and Illinois Worker Adjustment and Retraining Notification Law; Massachusetts Fair Employment Practices Act, Massachusetts Equal Rights Act, Massachusetts Equal Pay Law, Massachusetts Age Discrimination Law, and Massachusetts Equal Rights for Elderly and Disabled Law; Maryland Fair Employment Practices Act; Maryland Wage and Hour Law; Maryland Wage Payment and Collection Law; Oklahoma Anti-Discrimination Act; Oklahoma Equal Pay Act; Oklahoma Genetic Nondiscrimination in Employment Act; Oklahoma Minimum Wage Act; Michigan Elliott-Larsen Civil Rights Act; Michigan Persons with Disabilities Civil Rights Act; Michigan Payment of Wages and Fringe Benefits Act; Michigan Minimum Wage Act; and any other federal, state or local statute or constitutional provision governing employment; all tort, contract (express or implied), common law, and public policy claims of any type whatsoever; all claims for invasion of privacy, defamation, intentional infliction of emotional distress, injury to reputation, pain and suffering, constructive and wrongful discharge, retaliation, wages, monetary or equitable relief, vacation pay, grants or awards under any unvested and/or cancelled equity and/or incentive compensation plan or program, separation and/or severance pay under any separation or severance pay plan maintained by MSCI, any other employee fringe benefits plans, medical plans, or attorneys’ fees; or any demand to seek discovery of any of the claims, rights or damages previously enumerated herein (collectively, the “Release of Claims”).

This Agreement is not intended to, and does not, release rights or claims that may arise after the date of your execution hereof, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement. To the extent any claim, charge, complaint or action covered by the Release of Claims is brought by you, for your benefit or on your behalf, you expressly waive any claim to any form of monetary or other damages, including attorneys’ fees and costs, or any other form of personal recovery or relief in connection with any such claim, charge, complaint or action. You further agree to dismiss with prejudice any pending civil lawsuit or arbitration covered by the Release of Claims. For purposes of this Agreement, “you” shall include your heirs, executors, administrators, attorneys, representatives, successors and assigns.

This Release of Claims does not waive any rights you may have been granted under the Certificate of Incorporation or Bylaws of MSCI to be indemnified relating to your actions on behalf of MSCI in the scope of and during the course of your employment by MSCI. Nor does anything in this Agreement impair your rights to vested retirement, pension or 401(k) benefits, if any, due you by virtue of your employment by MSCI, or any elections, notices or benefits for which you are eligible as a separated employee of MSCI.

Nothing in this Agreement shall be construed as waiving or releasing any claims that are not releasable by law, including the right report any possible violation of law to a governmental entity or law enforcement, make a disclosure that is protected under the whistleblower protections of applicable law and/or participate in a governmental investigation. MSCI may not retaliate against you for any of these foregoing activities. You agree that you are not entitled to and will not accept any monetary award from MSCI or other relief from MSCI in connection with any such charge, report or investigation.

Confidentiality, Firm Property, Non-Disclosure and Non-Disparagement

Subject to the last paragraph of the “Release of Claims” provision in this Agreement:

You acknowledge that in the course of your employment with MSCI you have or may have acquired non-public privileged or confidential information and trade secrets concerning MSCI’s business, operations, legal matters and resolution or settlement thereof, internal investigations, customer and employee information and lists, hiring, staffing and compensation practices, studies and analyses, plans, funding, financing and methods of doing business whether in hard copy, electronic or other format (“Confidential and Proprietary Information”). You understand and agree that it would be damaging to MSCI if such Confidential and Proprietary Information were disclosed to any competitor of MSCI or any third party or person. You further understand and agree that all Confidential and Proprietary Information has been divulged to you in confidence, and you agree to not disclose or cause or permit to be disclosed, directly or indirectly, any Confidential and Proprietary Information to any third party or person, and to keep all Confidential and Proprietary Information secret and confidential, without limitation in time. Your use of Confidential and Proprietary Information will stop immediately upon the termination of your employment with MSCI. You will not remove Confidential and Proprietary Information from any MSCI facility or system in original, electronic or copied form. Upon the termination of your employment, you will immediately deliver to MSCI any Confidential and Proprietary Information in your possession or control. You will not at any time assert any claim of ownership or other property interest in any such Confidential and Proprietary Information. You will permit MSCI to inspect any material to be removed from MSCI offices when you cease to work at any MSCI facility. You will not disclose, directly or indirectly, to any person or entity the contents, in whole or in part, of such Confidential and Proprietary Information. PLEASE UNDERSTAND THAT YOUR LEGAL OBLIGATION NOT TO USE OR DISCLOSE CONFIDENTIAL AND PROPRIETARY INFORMATION OF MSCI EXISTS WHETHER OR NOT YOU ENTER INTO THIS AGREEMENT.

You further agree to return, at the time your employment ends, any MSCI equipment and property including, but not limited to, identification materials, computers, printers, facsimile machines, corporate credit cards, portable telephones and wireless devices (e.g., any laptop, BlackBerry, iPhone, tablet and similar devices) that you possess or control but that are not in MSCI’s offices.

During the course of your employment with MSCI, you may have been instructed by the Legal and Compliance Department (“LCD”) to preserve information, documents or other materials, whether in physical or electronic form, in connection with litigation, investigations, or proceedings. You acknowledge that you have taken all necessary steps to comply with any notices you received from LCD to preserve such information, documents or materials. Furthermore, you acknowledge that you have notified your supervisor or a member of LCD of the location of all such information, documents or materials currently in your possession.

Unless permitted under the “Exceptions” provision in this Agreement, you also agree that you will not disclose, or cause or permit to be disclosed in any way, the terms of this Agreement, except to your legal representatives, your immediate family, your financial representatives or accountants, the taxing authorities, a governmental entity or law enforcement or if necessary for the purpose of enforcing this Agreement, provided that all such private parties to whom disclosure is permitted under this paragraph are informed of the confidentiality provisions of this Agreement and agree to be bound thereby. You acknowledge that MSCI may publicly disclose this Agreement or its terms in regulatory filings or as otherwise required by applicable law, rule or regulation.

Unless you are reporting a possible violation of law to a governmental entity or law enforcement, making a disclosure that is protected under the whistleblower protection of applicable law and/or participating in a governmental investigation or unless otherwise prohibited by applicable law, you agree to give prompt notice to MSCI in writing, addressed to MSCI’s Office of the General Counsel, 7 World Trade Center, 250 Greenwich Street, New York NY 10007, by telephone 212-804-2930 and by facsimile 212-804-2906, of any subpoena or judicial, administrative or regulatory inquiry or proceeding or lawsuit in which you are required or requested to disclose information relating to MSCI, prior to such disclosure. Such written notice must be given to the General Counsel within two (2) business days of your receipt of any such request or order so that MSCI may take whatever action it may deem necessary or appropriate to prevent such disclosure or testimony. You also agree that you will, within two (2) business days of your receipt, provide to the General Counsel by facsimile or overnight delivery to the above address, a copy of all legal papers and documents served upon you. Additionally, you agree that in the event you are served with such subpoena, court order, directive or other process, you will meet with MSCI’s General Counsel or his or her designee in advance of giving such testimony or information, unless any such prior meeting requirement is prohibited by law.

You also agree that you will not make any defamatory or disparaging statements about MSCI, or its business, strategic plans, products, practices, policies, or personnel, in any medium or to any third person or entity, without limitation in time. Nothing in this paragraph is intended to limit in any way your ability to compete fairly with MSCI in the future or to confer in confidence with your legal representatives. MSCI agrees that it will use reasonable efforts to ensure that its current executive officers will not make any defamatory or disparaging statements about you while they are employed by MSCI in any medium or to any third person or entity. Notwithstanding these non-defamation and non-disparagement provisions, it shall not be a violation of the terms of this paragraph for any person to make truthful statements when required by court order or as otherwise required by law.

You also agree that, unless you have prior written authorization from MSCI, you will not disclose, participate in the disclosure, or allow disclosure of any information about MSCI or its present or former clients, executives, other employees, or Board members, or about legal matters involving MSCI and resolution or settlement thereof, or any aspects of your employment with MSCI or of the termination of such employment, to any reporter, author, producer or similar person or entity, or take any other action likely to result in such information being made available to the general public in any form, including, without limitation, books, articles or writings of any other kind, as well as film, videotape, television or other broadcasts, audio tape, electronic/Internet format or any other medium. You further agree that you will not use or take any action likely to result in the use of any of MSCI’s names or any abbreviation thereof in connection with any publication to the general public in any medium in a manner that suggests, directly or indirectly, endorsement by or a business connection to MSCI or appears to leverage the MSCI brand.

Competitive Activity

In consideration of the enhanced benefits described under the “Payments and Benefits” provision in this Agreement, MSCI requires that prior to the Termination Date and during a restrictive period of one (1) year following the Termination Date (the “Restricted Period”), you will not directly or indirectly, on your own account or on behalf of or in conjunction with any other person (other than where authorized in writing by MSCI) engage in Competitive Activity (as defined below). You may be required to provide MSCI with a written certification or other evidence that it deems appropriate, in its sole discretion, to confirm that you have not engaged in Competitive Activity.

“Competitive Activity” means entering into any arrangement with a Competitor (as defined below) whereby you would be responsible for providing or managing others who are providing services:

a)	that are similar or substantially related to the services that you provided to MSCI at any time during the one (1)-year period preceding the date of your termination of employment with MSCI;

b)	that you had direct or indirect managerial or supervisory responsibility for at MSCI at any time during the one (1)-year period preceding the date of your termination of employment with MSCI; or

c)	that involve the application of the same or similar specialized knowledge or skills as those utilized by you in your services at MSCI at any time during the one (1)-year period preceding the date of your termination;

provided that acquisition solely by you or in concert with others of 5% or greater equity, voting or other financial interest in a publicly traded company that could be deemed a Competitor shall be deemed Competitive Activity.

The term “Competitor” means any group company of the following firms: London Stock Exchange, FTSE, Russell, S&P, CME, NYSE, ICE, STOXX, Morningstar, Advanced Portfolio Technologies, Axioma, Bloomberg, Capital IQ, FactSet, Northfield, Wilshire Analytics, Algorithmics, BlackRock, Imagine Software, KMV, State Street Analytics and SunGard Data Systems Inc.

Exceptions

This Agreement does not prohibit or restrict you from lawfully (A) communicating or cooperating with, providing relevant information to, or otherwise assisting or participating in an investigation by any governmental or regulatory body or official(s) or self-regulatory organization regarding a possible violation of any federal law relating to fraud or any rule or regulation of the SEC; (B) filing an administrative complaint with the Equal Employment Opportunity Commission, U.S. Department of Labor, National Labor Relations Board, or other federal, state or local agency responsible for administering fair employment, wage-hour, labor and other employment laws and regulations; (C) cooperating in an investigation, or responding to an inquiry from any such agency; (D) testifying, participating in, or otherwise assisting in an action or proceeding relating to a possible violation of any such law, rule or regulation; or (E) reporting a violation of law or making a disclosure that is protected under the whistleblower protections of applicable law; provided, however, that you agree to waive any claim for individual monetary relief in connection with any such administrative complaint or charge. In addition, nothing in this Agreement precludes you from benefiting from classwide injunctive relief awarded in any employment case brought by any governmental agency or private party, provided that such relief does not result in your receipt of any monetary benefit or equivalent thereof. You acknowledge and agree that you are waiving any right to recover any monetary damages or any other form of personal relief in connection with any such action, investigation or proceeding.

Any non-disclosure provision in this Agreement does not prohibit or restrict you or your attorneys from responding to any inquiry about this Agreement or its underlying facts and circumstances by the SEC, the Financial Industry Regulatory Authority or any other self-regulatory organization.

Further Promises

In addition, you agree to reasonably cooperate with and assist MSCI in connection with any investigation, regulatory matter, lawsuit or arbitration in which MSCI is a subject, target or party and as to which you may have pertinent information. You agree to make yourself reasonably available for preparation for hearings, proceedings or litigation and for attendance at any pre-trial discovery and trial sessions. MSCI agrees to make every reasonable effort to provide you with reasonable notice in the event your participation is required. MSCI agrees to reimburse reasonable out-of-pocket costs incurred by you as the direct result of your participation, provided that such out-of-pocket costs are supported by appropriate documentation and have prior authorization of MSCI. You further agree to perform all acts and execute any and all documents that may be necessary to carry out the provisions of this paragraph.

You also agree that during the Restricted Period, you will not, directly or indirectly, in any capacity (including through any person, corporation, partnership or other business entity of any kind), hire or solicit, recruit, induce, entice, influence, or encourage any MSCI employee to leave MSCI or become hired or engaged by another firm. The restrictions in this paragraph shall apply only to employees with whom you worked or had professional or business contact, or who worked in or with your business unit.

You acknowledge that the confidentiality, non-disclosure, non-disparagement, non-competition and non-solicitation provisions herein are material terms of this Agreement. In the event you breach or threaten to breach any of the confidentiality, non-disclosure, non-disparagement, non-competition or non-solicitation provisions in this Agreement, you acknowledge that such breach or threatened breach shall cause irreparable harm to MSCI, entitling MSCI, at its option, to seek immediate injunctive relief from a court of competent jurisdiction, without waiver of any other rights or remedies available in a court of law or equity.

You acknowledge that you have executed this Agreement voluntarily, free of any duress of coercion. MSCI has urged you to obtain the advice of an attorney or other representative of your choice, unrelated to MSCI, before executing this Agreement, and you acknowledge that you have had the opportunity to do so. Further, you acknowledge that you have a full understanding of the terms of this Agreement.

Your executed Agreement must be returned to the undersigned at the above address. If you execute this Agreement prior to the end of the Twenty One (21)-Day Period, you agree and acknowledge that: (i) your execution was a knowing and voluntary waiver of your right to consider this Agreement for the full twenty-one (21) days; and (ii) you had sufficient time in which to consider and understand this Agreement, and to review it with your attorney or other representative of your choice, if you wished. Any revocation of this Agreement must be in writing and returned to the undersigned at the above address via certified U.S. Mail, Return Receipt Requested. In the event that you revoke this Agreement, you acknowledge that you will not be entitled to receive, and agree not to accept, any payments or benefits under this Agreement. You agree that your acceptance of any such payments or benefits will constitute an acknowledgment that you did not revoke this Agreement.

BY SIGNING THIS AGREEMENT AND RELEASE YOU ACKNOWLEDGE THAT YOU ARE KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY AND ALL RIGHTS YOU MAY HAVE AGAINST MSCI UP TO THE DATE OF YOUR EXECUTION OF THIS AGREEMENT UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT, AND ALL OTHER APPLICABLE DISCRIMINATION LAWS, STATUTES, ORDINANCES OR REGULATIONS.

This Agreement (together with its exhibits) is the entire agreement between you and MSCI, and supersedes any and all oral and written agreements between you and MSCI, on the topics covered herein, except for any prior agreements and commitments on your part concerning confidential information, trade secrets, copyrights, patents or other intellectual property and the like, which shall continue in effect in accordance with their terms. By offering and entering into this Agreement, neither you nor MSCI admits any liability or wrongdoing toward the other whatsoever. This Agreement may not be changed, except by a writing signed both by you and MSCI specifically for that purpose.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York. If any portion of this Agreement should ever be determined to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

If you have any questions, please let me know. If these terms are acceptable, sign and date the letter below and return the original signed copy to me. An extra copy is enclosed for your records.

Sincerely,

/s/ Scott Crum
Scott Crum
Chief Human Resources Officer MSCI Inc.

AGREED AND ACCEPTED:

/s/ Robert Qutub
Robert Qutub

DATE: February 10, 2016

EXHIBIT “A” RELEASE

NOT TO BE EXECUTED PRIOR TO EMPLOYMENT TERMINATION DATE

I, Robert Qutub, the undersigned, and MSCI entered into a Transition and Release Agreement (the “Agreement”) dated as of February 10, 2016, which I executed on                          , 2016, of which this Exhibit “A’ Release forms a part. For purposes of this Exhibit “A” Release, MSCI shall be defined the same as in the Agreement.

MSCI and I agree that this Exhibit “A” Release will become effective seven (7) days after I sign it and do not revoke it. I understand and agree that I may not sign the Exhibit “A” Release prior to the Termination Date specified in the Agreement. Upon the effective date of the Exhibit “A” Release, I will be entitled to the payment and benefits described in the Agreement, in the manner and under the terms and conditions set forth in the Agreement.

In exchange for providing me with the enhanced benefits described under the “Payments and Benefits” provision in the Agreement, I agree to waive all claims against MSCI, and to release and forever discharge MSCI, to the fullest extent permitted by law, from any and all liability for any claims, rights or damages of any kind, whether known or unknown to me, that I may have against MSCI as of the date of my execution of this Exhibit “A” Release, arising under any applicable federal, state or local law or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Uniform Services Employment and Re-employment Rights Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family And Medical Leave Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Worker Adjustment Retraining and Notification Act, the Occupational Safety and Health Act of 1970, the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1514, Sections 748 (h)(i), 922 (h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. §26(h), 15 U.S.C. §78u-6(h)(i) and 12 U.S.C. §5567(a) but excluding from this release any right you may have to receive a monetary award from the Securities and Exchange Commission (“SEC”) as an SEC Whistleblower (pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C.. Sec. 26(a)-(g)), or directly from any other federal or state agency pursuant to a similar program, the New York State and City Human Rights Laws, New York Labor Act, New York Equal Pay Law, New York Civil Rights Law, and New York Worker Adjustment Retraining and Notification Act; California Fair Employment and Housing Act, California Labor Code, California Business and Professions Code, California Family Rights Act, and California Industrial Welfare Commission Wage Orders; Connecticut Fair Employment Practices Act, Connecticut Equal Pay Law, Connecticut Age Discrimination and Employee Insurance Benefits Law, and Connecticut Family and Medical Leave Law; Illinois Human Rights Act, Illinois Wage Payment and Collection Act, Illinois Equal Pay Act, and Illinois Worker Adjustment and Retraining Notification Law; Massachusetts Fair Employment Practices Act, Massachusetts Equal Rights Act, Massachusetts Equal Pay Law, Massachusetts Age Discrimination Law, and Massachusetts Equal Rights for Elderly and Disabled Law; Maryland Fair Employment Practices Act; Maryland Wage and Hour Law; Maryland Wage Payment and Collection Law; Oklahoma Anti-Discrimination Act; Oklahoma Equal Pay Act; Oklahoma Genetic Nondiscrimination in Employment Act; Oklahoma Minimum Wage Act; Michigan Elliott-Larsen Civil Rights Act; Michigan Persons with Disabilities Civil Rights Act; Michigan Payment of Wages and Fringe Benefits Act; Michigan Minimum Wage Act; and any other federal, state or local statute or constitutional provision governing employment; all tort, contract (express or implied), common law, and public policy claims of any type whatsoever; all claims for invasion of privacy, defamation, intentional infliction of emotional distress, injury to reputation, pain and suffering, constructive and wrongful discharge, retaliation, wages, monetary or equitable relief, vacation pay, grants or awards under any unvested and/or cancelled equity and/or incentive compensation plan or program, separation and/or severance pay under any separation or severance pay plan maintained by MSCI, any other employee fringe benefits plans, medical plans, or attorneys’ fees; or any demand to seek discovery of any of the claims, rights or damages previously enumerated herein (collectively, the “Exhibit ‘A’ Release of Claims”).

This Exhibit “A” Release is not intended to, and does not, release rights or claims that may arise after the date of my execution hereof, including without limitation any rights or claims that I may have to secure enforcement of the terms and conditions of the Agreement or the Exhibit “A” Release. To the extent any claim, charge, complaint or action covered by the Release of Claims in the Agreement and the Exhibit “A” Release of Claims is brought by me, for my benefit or on my behalf, I expressly waive any claim to any form of individual monetary or other damages, including attorneys’ fees and costs, or any other form of personal recovery or relief in connection with any such claim, charge, complaint or action. I further agree to dismiss with prejudice any pending civil lawsuit or arbitration covered by the Release of Claims in the Agreement and the Exhibit “A” Release of Claims. For purposes of this Exhibit “A” Release, “I” shall include my heirs, executors, administrators, attorneys, representatives, successors and assigns.

The Agreement and this Exhibit “A” Release, however, do not waive any rights I may have been granted under the Certificate of Incorporation or Bylaws of MSCI relating to my actions on behalf of MSCI in the scope of and during the course of my employment by MSCI. Nor does anything in the Agreement and this Exhibit “A” Release impair my rights to vested retirement, pension, retiree medical or 401(k) benefits, if any, due me by virtue of my employment by MSCI, or any elections, notices or benefits for which I am eligible as a separated employee of MSCI.

Nothing in the Agreement or this Exhibit “A” release shall be construed as waiving or releasing any claims that are not releasable by law, including the right report any possible violation of law to a governmental entity or law enforcement, make a disclosure that is protected under the whistleblower protections of applicable law and/or participate in a governmental investigation. MSCI may not retaliate against you for any of these foregoing activities. I agree that I am not entitled to and will not accept any monetary award from MSCI or other relief from MSCI in connection with any such charge, report or investigation.

I acknowledge that I am executing this Exhibit “A” Release voluntarily, free of any duress or coercion. MSCI has urged me to obtain the advice of an attorney or other representative of my choice, unrelated to MSCI, prior to executing this Exhibit “A” Release, and I acknowledge that I have had the opportunity to do so. Further, I acknowledge that I have a full understanding of the terms of the Agreement and this Exhibit “A” Release. I understand that the execution of this Exhibit “A” Release is not to be construed as an admission of liability or wrongdoing by MSCI or me.

I acknowledge that I have been given at least twenty-one (21) days within which to consider executing this Exhibit “A” Release (the “Twenty One (21)-Day Period”) and seven (7) days from the date of my execution of this Exhibit “A” Release within which to revoke it (the “Exhibit ‘A’ Revocation Period”). I understand that my executed Exhibit “A” Release must be returned to Human Resources. If I execute the Exhibit “A” Release prior to the end of the Twenty One (21)-Day Period, I agree and acknowledge that: (i) my execution was a knowing and voluntary waiver of my rights to consider this Exhibit “A” Release for the full twenty-one (21) days; and (ii) I had sufficient time in which to consider and understand the Exhibit “A” Release, and to review it with an attorney or other representative of my choice, if I wished. Any revocation of this Exhibit “A” Release must be in writing and returned to Human Resources, via certified U.S. Mail, Return Receipt Requested. In the event that I revoke this Exhibit “A” Release, I acknowledge that I will not be entitled to receive, and agree not to accept, any payments or benefits described in the Agreement. I agree that my acceptance of any such payments or benefits will constitute an acknowledgment that I did not revoke the Exhibit “A” Release. This Exhibit “A” Release will not become effective or enforceable until the Exhibit “A” Revocation Period has expired.

BY SIGNING THIS EXHIBIT “A” RELEASE, I ACKNOWLEDGE THAT I AM KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY AND ALL RIGHTS I MAY HAVE AGAINST MSCI UP TO THE DATE OF MY EXECUTION OF THIS EXHIBIT “A” RELEASE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT, AND ALL OTHER APPLICABLE DISCRIMINATION LAWS, STATUTES, ORDINANCES OR REGULATIONS.

AGREED AND ACCEPTED:

Robert Qutub

DATE:

11